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                                                                     Exhibit 3.6


                      ACTION OF UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                           PEACHTREE FIBEROPTICS INC.

     The undersigned members of the Board of Directors ("Board") of PEACHTREE FIBEROPTICS, INC. (the "Corporation"), a Delaware corporation, do hereby unanimously agree, consent to and adopt the following corporate actions pursuant to section 141 of the Delaware General Corporation Law. The undersigned do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirement that notice of such meeting be given. The undersigned hereby adopt the following corporate resolutions:

     RESOLVED, in accordance with Section 5.2(a) of Article V of the By-Laws of the Corporation ("By-Laws"), Sidney Levine, the sole director of the Corporation hereby nominates, appoints and approves the following two persons: Leonard J. Sokolow and Joel E. Marks to serve as directors of this Corporation, who have accepted such appointment;

     RESOLVED FURTHER, that the Board (consisting of the following persons:
     Sidney Levine, Leonard J. Sokolow and Joel E. Marks) deems it in the best interest of the Corporation to amend the By-Laws to change the minimum number of directors of the Corporation from three (3) to one (1); and in furtherance thereof, hereby modifies the first sentence of Section 3.2 of
     Article III of the By-Laws as it currently reads and adopts the following to replace such sentence;

          3.2 NUMBER AND QUALIFICATIONS. The number of directors shall be not less than one (1) and not more than seven (7), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors.

     RESOLVED FURTHER, that Leonard J. Sokolow and Joel E. marks hereby resign as directors of the Corporation; and that the Board (consisting of Sidney Levine) hereby accepts such resignations;

     IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed the foregoing corporate action for the purpose of giving their consent thereto effective as of the 24th day of January 1994.




                                        /s/ Sidney Levine
                                        ----------------------------------------
                                        Sidney Levine



                                        /s/ Leonard J. Sokolow
                                        ----------------------------------------
                                        Leonard J. Sokolow



                                        /s/ Joel E. Marks
                                        ----------------------------------------
                                        Joel E. Marks